UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 7, 2025

VIVIC CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56198	80-0948413
(State or other jurisdiction of	Commission	IRS Employer
Incorporation or organization)	File Number	Identification Number

187 E. Warm Springs Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

Registrant’s telephone number: (702) 899 0818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which Registered
Common Stock	VIVC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2025, the Board of Directors of Vivic Corp. (“Vivic” or the “Company”) accepted the resignation of Mr. Shang-Chiai Kung from his positions as Chief Executive Officer and Chief Financial Officer of the Company. Concurrently, the Board appointed Mr. Tse-Ling Wang to serve as the Chief Executive Officer of the Company and Mr. Andy F Wong to serve as the Chief Financial Officer of the Company.

Mr. Tse-Ling Wang, age 55, currently serves as a director of the Company, having joined the Board on August 1, 2024. Mr. Wang has served in a number of senior management positions in the internet and technology industries. Until August 2024, Mr. Wang served as President and Chairman of Chuang Sheng Information Co., Ltd, an IoT application services company, which he founded in February 2020. From March 2019 to August 2024, Mr. Wang also served as the Executive Director at Viermtech Inc, an IoT application integration technical support service provider, where he oversaw investor relations, board decisions, financial operations, and business strategy. From February 2017 to December 2023, Mr. Wang served as CEO and President of Lien Shen Electronic Corp., a company which provides automotive electronic product design and distribution services. Mr. Wang holds a Master of Business Administration degree from National Chengchi University.

The Company has entered into an employment agreement with Mr. Wang which provides for an initial term expiring December 31, 2025, after which the agreement continues on an “at will” basis. In consideration of his services, Mr. Wang is to be issued 250,000 restricted stock units which shall be deemed earned in equal monthly instalments of 20,833 shares. If Mr. Wang’s employment is terminated without “cause” or by Mr. Wang for “good reason” (a “Qualifying Termination”), Mr. Wang is entitled to receive: (1) all accrued obligations, including unpaid salary and benefits through the termination date; (2) immediate vesting of all RSUs scheduled to be earned during the remainder of the term; and (3) retention of all previously earned RSUs, which cannot be forfeited or clawed back. A “Qualifying Termination” includes material changes to Mr. Wang’s duties, title, or responsibilities or a breach of the agreement by the Company. Severance payments are contingent on Mr. Wang’s execution of a general release of claims in favor of the Company and adherence to post-employment restrictive covenants, including non-competition and non-solicitation obligations for 12 months following termination. No severance is provided for termination for “cause,” Mr. Wang’s voluntary resignation without good reason, or upon his death or disability.

The foregoing summary of Mr. Wang’s employment agreement is qualified in its entirety by reference to the terms of the employment agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Mr. Andy F Wong, age 64, is an accomplished financial executive with extensive experience in overseeing financial functions and supporting organizational growth. From June 2024 to January 2025, Mr. Wong served as Interim Controller at Rootstock International, a software company, where he leads ERP management and cash flow optimization. From February 2023 to November 2023, he was Interim Controller at Fisher & Phillips, LLP, an employment law firm, where he led the firm’s accounting and reporting functions, implemented treasury initiatives and created training resources. From February 2022 to January 2023, as Senior Manager with MorganFranklin Consulting, Mr. Wong served as Interim Corporate Controller for Innovative Chemical Products Group, LLC, a manufacturer of specialty coatings and adhesives, where he enhanced financial reporting and accounting processes. From January 2021 to February 2022, through VACO Staffing, Mr. Wong served as Interim Corporate Accounting Manager at Republic National Distributing Co., a wine and spirits distributor, where he provided accounting support and audit preparation. From June 2020 to January 2021, also through VACO Staffing, Mr. Wong was Interim Finance and Accounting Consultant at Global Franchise Group, a restaurant franchisor, where he provided financial and audit support for their various brands. From June 2019 to December 2019, he served as Interim Corporate Controller for HotSchedules, a SaaS provider of restaurant and hospitality management solutions, where he led M&A integration efforts and strengthened financial controls during a critical merger. From March 2019 to May 2019, he was Interim Operational Controller at Togetherwork, a SaaS revenue and membership management entity, where he concluded audits and improved month-end closing processes. Mr. Wong is a Certified Public Accountant (CPA) and Chartered Global Management Accountant (CGMA). He holds a Bachelor of Science in Accounting and Business Administration from the State University of New York College at Oswego and an MBA in Finance & Organizations from the University of Rochester’s Simon School of Business.

The Company has entered into an employment agreement with Mr. Wong which provides for an initial term expiring December 31, 2025, after which the agreement continues on an “at will” basis. In consideration of his services Mr. Wong is to be issued 100,000 restricted stock units which shall be deemed earned in equal monthly instalments of 8,333 shares. If Mr. Wong’s employment is terminated without “cause” or by Mr. Wong for “good reason” (a “Qualifying Termination”), Mr. Wong is entitled to receive: (1) all accrued obligations, including unpaid salary and benefits through the termination date; (2) immediate vesting of all RSUs scheduled to be earned during the remainder of the term; and (3) retention of all previously earned RSUs, which cannot be forfeited or clawed back. A “Qualifying Termination” includes material changes to Mr. Wong’s duties, title, or responsibilities or a breach of the agreement by the Company. Severance payments are contingent on Mr. Wong’s execution of a general release of claims in favor of the Company and adherence to post-employment restrictive covenants, including non-competition and non-solicitation obligations for 12 months following termination. No severance is provided for termination for “cause,” Mr. Wong’s voluntary resignation without good reason, or upon his death or disability.

The foregoing summary of Mr. Wong’s employment agreement is qualified in its entirety by reference to the terms of the employment agreement, which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

No family relationships exist between Mr. Wang or Mr. Wong and any other directors or executive officers of the Company. There are no transactions to which the Company is or was a participant and in which either Mr. Wang or Mr. Wong has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated January 7, 2025, by and between the Company and Tse-Ling Wang
10.2	Employment Agreement dated January 7, 2025, by and between the Company and Andy F Wong
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2025

VIVIC CORP.

By:	/s/ Tse-Ling Wang
Tse-Ling Wang
Chief Executive Officer